UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alexandria Real Estate Equities, Inc. (“Alexandria”) held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) on May 12, 2016. At the 2016 Annual Meeting, Alexandria’s stockholders approved the amendment and restatement of the Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan (as amended and restated, the “Amended 1997 Incentive Plan”). Alexandria’s Board of Directors approved the Amended 1997 Incentive Plan in April 2016, subject to, and effective upon, approval by Alexandria’s stockholders at the 2016 Annual Meeting. The primary purposes of the amendment and restatement are to:

(i)	increase the aggregate number of shares of Alexandria’s common stock reserved for issuance by 5,400,000 shares;

(ii)
increase the ratio by which each share issued that is subject to a full value award (that is, any award other than a stock option or stock appreciation right) reduces the share reserve from two shares (2:1 ratio) to three shares (3:1 ratio);

(iii)	extend the expiration date to 10 years from the date of stockholder approval of the Amended 1997 Incentive Plan; and

(iv)	include a limit on non-employee director compensation.

A more detailed summary of the changes adopted in the Amended 1997 Incentive Plan is set forth in Alexandria’s definitive proxy statement for the 2016 Annual Meeting, filed with the Securities and Exchange Commission on April 13, 2016(the “2016 Proxy Statement”). The foregoing summary and the summary contained in the 2016 Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended 1997 Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted above in Item 5.02, Alexandria held its 2016 Annual Meeting on May 12, 2016. At the 2016 Annual Meeting, there were present in person or by proxy 70,528,845 shares of Alexandria’s common stock, representing stockholders entitled to cast approximately 95% of the total outstanding eligible votes and constituting a quorum. Set forth below are the voting results for the four proposals considered and voted upon at the 2016 Annual Meeting, all of which were described in the 2016 Proxy Statement:

1.    Election of Directors
Alexandria’s stockholders elected, by the votes indicated below, each of the following seven persons to serve as directors of Alexandria until its 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualify:

Director	For	Withheld
Joel S. Marcus	66,329,303	3,114,184
Steven R. Hash	68,897,284	546,203
John L. Atkins, III	62,481,775	6,961,712
James P. Cain	69,032,679	410,808
Maria C. Freire, Ph.D.	69,005,639	437,848
Richard H. Klein	68,535,227	908,260
James H. Richardson	68,319,381	1,124,106

Broker non-votes (proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock) totaled 1,085,358 for each director nominee.

2.    Approval of the Amendment and Restatement of the 1997 Incentive Plan
Alexandria’s stockholders voted to approve the amendment and restatement of the Amended 1997 Incentive Plan. 65,285,915 votes were cast “for” the amendment and restatement, 3,586,210 votes were cast “against” the amendment and restatement and 571,362 votes abstained. Additionally, there were 1,085,358 broker non-votes for this proposal.

3.    Non-binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers
Alexandria’s stockholders voted upon, on a non-binding, advisory basis, whether to approve the compensation of its named executive officers, as disclosed in Alexandria’s 2016 Proxy Statement. 55,327,306 votes were cast “for” the approval, 13,675,095 votes were cast “against” the approval and 441,086 votes abstained. Additionally, there were 1,085,358 broker non-votes for this proposal.

4.    Ratification of Appointment of Independent Public Registered Accountants
Alexandria’s stockholders voted to ratify the appointment of Ernst & Young LLP as Alexandria’s independent registered public accountants for the fiscal year ending December 31, 2016. 68,504,980 votes were cast “for” the ratification, 2,014,323 votes were cast “against” the ratification and 9,542 votes abstained. Additionally, there were no broker non-votes for this proposal.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits
10.1    Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	May 16, 2016	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer